EXHIBIT 99.2

On December 21, 2005 (“Closing Date”) an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”) acquired all of The Hertz Corporation’s common stock from Ford Holdings LLC (“Ford Holdings”) pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company (“Ford”), Ford Holdings and Hertz Holdings (previously known as CCMG Holdings, Inc.). As a result of this transaction, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity (collectively, the “Sponsors”), owned over 99% of the common stock of Hertz Holdings. As a result of the initial public offering of the common stock of Hertz Holdings, the Sponsors now own approximately 72% of the common stock of Hertz Holdings.  We refer to the acquisition of all of Hertz’s common stock as the “Acquisition.” We refer to the Acquisition, together with related transactions entered into to finance the cash consideration for the Acquisition, to refinance certain of our existing indebtedness and to pay related transaction fees and expenses, as the “Transactions.” The “Successor period ended December 31, 2005” refers to the 11-day period from December 21, 2005 to December 31, 2005 and the “Predecessor period ended December 20, 2005” refers to the period from January 1, 2005 to December 20, 2005. The term “Successor” refers to us following the Acquisition and the term “Predecessor” refers to us prior to the Closing Date. The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP financial and other measures utilized in the January 22, 2007, Hertz presentation to the JP Morgan Annual High Yield Conference are set forth below.  Also set forth below is a summary of the reasons why Hertz Holding’s and The Hertz Corporation’s management believe that presentation of the non-GAAP financial measures included in the presentation provide useful information regarding The Hertz Corporation’s and Hertz Holding’s financial condition and results of operations and additional purposes, if any, why The Hertz Corporation’s and Hertz Holding’s management utilize the non-GAAP financial measures.

1.  Last Twelve Months (“LTM”)

LTM September 30, 2006 represents the results of The Hertz Corporation for the four-quarter period ended September 30, 2006.

2.  Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; certain management fees paid to the Sponsors; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in our senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing of our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of our material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate

EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

The calculations of Pro forma Corporate EBITDA reflect historical financial data except for car rental fleet interest for the Predecessor periods presented, which have been calculated on a pro forma basis to give effect to our new capital structure as if the fleet financings associated with the Transactions had occurred on January 1, 2005. This calculation may not be representative of the calculation of Corporate EBITDA under Hertz’s senior credit facilities for any period prior to December 31, 2006 because consolidated interest expense (as defined in the agreements governing Hertz’s senior credit facilities), a component of Corporate EBITDA, is calculated on a transitional basis until such date. As of September 30, 2006, Corporate EBITDA under this transitional formula would have been higher than the amount shown. Accordingly, we believe that the presentation of this amount would be misleading to investors and have instead provided what we believe to be a more meaningful calculation of Corporate EBITDA.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires it to maintain a specified consolidated leverage ratio and consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning with the four-quarter period ending September 30, 2006. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of September 30, 2006, we performed the calculations associated with the above noted financial covenants and determined that we were in compliance with such financial covenants, both under the transition rule as set forth in the credit agreements governing the senior credit facilities and as described herein.

3.  Pro Forma

The calculations reflect historical financial data except for car rental fleet interest for the Predecessor periods presented, which have been calculated on a pro forma basis to give effect to our new capital structure as if the fleet financings associated with the Transactions had occurred on January 1, 2005 using historical interest rates.

4.  Earnings Before Interest, Taxes and Amortization (“EBITA”)

We present EBITA to provide investors with a supplemental measure of our equipment rental segment’s operating performance.  EBITA is an important measure because it removes interest expense, where differences among industry participants can be caused by the financing methodology utilized by the various equipment rental companies.  Utilizing this measure results in a performance metric that management and investors can then use for comparison across the equipment rental industry.

5.  Net Fleet Debt

Net Fleet Debt is calculated as total fleet debt less “restricted cash associated with fleet debt.”   Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities and the pre-Acquisition ABS

Notes.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

6.  Net Corporate Debt

Net Corporate Debt is calculated as total debt excluding fleet debt less cash and equivalents and short-term investments, if any, and “corporate restricted cash.” Corporate debt consists of senior notes and Euro medium term notes issued prior to the Acquisition; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; and certain other indebtedness of our domestic and foreign subsidiaries.  Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

7.  Cash and Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

8.  Restricted Cash Associated with Fleet Debt

Total restricted cash includes cash and investments that are not readily available for our normal disbursements. Restricted cash associated with fleet debt is restricted for the acquisition of vehicles and other specified uses under our U.S. ABS Fleet Debt.

9.  Corporate Restricted Cash

Total restricted cash includes cash and investments that are not readily available for our normal disbursements. Total restricted cash and investments are restricted for the acquisition of vehicles and other specified uses under our U.S. ABS Fleet Debt and to satisfy certain or our self insurance reserve requirements.  Corporate restricted cash is calculated as total restricted cash less “restricted cash associated with fleet debt.”

10.  Corporate Interest

Corporate Interest is calculated as pro forma interest expense, net of interest income less fleet interest expense, net of interest income and non-cash corporate interest charges.  Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts.  Corporate interest expense helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

11.  Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and the mark-to-market adjustment on our Euro denominated Corporate debt.  Adjusted pre-tax income is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments and one-time charges that are not operational in nature or comparable to those of our competitors.

The following tables reconcile historical net cash provided by (used in) operating activities to EBITDA for the Predecessor years ended December 31, 2003 and 2004, the Predecessor period ended December 20, 2005, the Successor period ended December 31, 2005, the combined year ended December 31, 2005, the Predecessor and Successor nine month periods ended

September 30, 2005 and 2006, respectively, the combined three months ended December 31, 2005 and the combined twelve months ended September 30, 2006 (in millions of dollars):

	Predecessor			Successor	Combined
					Year Ended
	Years Ended December 31,		For the Periods From		December 31,
			January 1 to	December 21 to
			December 20,	December 31,
	2003	2004	2005	2005	2005
Net cash provided by (used in) operating activities	$1,899.3	$2,251.4	$1,727.5	$(274.7)	$1,452.8
Stock-based employee compensation	(6.0)	(5.6)	(10.5)	—	(10.5)
Provision for public liability and property damage	(178.3)	(153.1)	(158.1)	(1.9)	(160.0)
Minority interest	—	(3.2)	(12.3)	(0.3)	(12.6)
Deferred income taxes	(260.8)	(129.6)	411.5	12.2	423.7
Payments of public liability and property damage claims and expenses	155.2	178.7	155.9	7.9	163.8
Provision (benefit) for taxes on income	78.9	133.9	191.3	(12.2)	179.1
Interest expense, net of interest income	355.0	384.4	474.2	25.8	500.0
Net changes in assets and liabilities	225.3	(131.6)	(3.7)	286.9	283.2
EBITDA	$2,268.6	$2,525.3	$2,775.8	$43.7	$2,819.5

	Predecessor	Successor	Combined	Combined
			Three Months	Twelve Months
	Nine Months Ended		Ended	Ended
	September 30,		December 31,	September30,
	2005	2006	2005	2006
Net cash provided by (used in) operating activities	$1,744.2	$2,212.8	$(291.4)	$1,921.4
Stock-based employee compensation	(4.6)	(20.9)	(5.9)	(26.8)
Provision for public liability and property damage	(126.7)	(129.1)	(33.3)	(162.4)
Minority interest	(9.5)	(12.3)	(3.1)	(15.4)
Deferred income taxes	283.9	(61.0)	139.8	78.8
Payments of public liability and property damage claims and expenses	124.6	138.0	39.2	177.2
Provision for taxes on income	119.5	79.3	59.6	138.9
Interest expense, net of interest income	353.2	648.9	146.8	795.7
Net changes in assets and liabilities	(356.9)	(531.7)	640.1	108.4
EBITDA	$2,127.7	$2,324.0	$691.8	$3,015.8